                                                                    Exhibit 3.51

                                    DELAWARE
                                                PAGE 1

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "PJC LEASE HOLDINGS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 2001, AT 2:30 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "PHARMACY HOLDINGS CORP." TO "PJC LEASE HOLDINGS, INC.", FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 4:30 O'CLOCK P.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF MAY, A.D. 2003, AT 4:35 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
[SEAL]
3455364 8100H                            AUTHENTICATION: 3256694

040547262                                          DATE: 07-27-04

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 02:30 PM 11/09/2001
                                                         010568221 - 3455364

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PHARMACY HOLDINGS CORP.

          FIRST: The name of the Corporation is Pharmacy Holdings Corp. (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($.01).

          FIFTH: The name and mailing address of the Sole Incorporator is as follows:

          NAME                         ADDRESS

Lynn Buckley                           P.O. Box 636
                                       Wilmington, DE 19899

          SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of November, 2001.


                                       /s/ Lynn Buckley
                                       -------------------------------
                                       Lynn Buckley
                                       Sole Incorporator

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 01/22/2002
                                                          020043759 - 3455364

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PHARMACY HOLDINGS CORP.

     Pharmacy Holdings Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify:

     FIRST: That all of the Stockholders and all of the members of the Board of Directors of the Corporation, by written consent, filed with the minutes of the Corporation, have passed resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED: That Article FIRST of the Certificate of Incorporation of the
               Corporation be amended so that, as amended, said paragraph FIRST shall be and read in its entirety as follows:

              "FIRST:  The name of this Corporation is PJC Lease Holdings, Inc."

     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 103 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Pharmacy Holdings Corp. has caused this Certificate of Amendment to be signed by Michel Coutu, its Secretary, this 22nd day of January, 2002.

                                                         PHARMACY HOLDINGS CORP.


                                                         By: /s/ Michel Coutu
                                                           ---------------------
                                                            Michel Coutu
                                                            Secretary